AMENDMENT TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT DATED JANUARY 27, 2014 BETWEEN GUGGENHEIM FUNDS TRUST AND RYDEX FUND SERVICES, LLC

The following amendment (the “Amendment”) is made to the Fund Accounting and Administration Agreement between Guggenheim Funds Trust (the “Trust”) and Rydex Fund Services, LLC (“RFS”), dated January 27, 2014, as amended from time to time (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

1.	Effective November 17, 2015, Schedule A of the Agreement is hereby deleted and replaced in its entirety with the attached Schedule A.

2.	Effective November 17, 2015, Schedule B of the Agreement is hereby deleted and replaced in its entirety with the attached Schedule B.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly authorized officers as of the 17th day of November, 2015.

GUGGENHEIM FUNDS TRUST

By:
Name: Amy J. Lee
Title: Chief Legal Officer

RYDEX FUND SERVICES, LLC

By:
Name: Amy J. Lee
Title: Secretary

SCHEDULE A

TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT
BETWEEN RYDEX FUND SERVICES, LLC
AND GUGGENHEIM FUNDS TRUST

Date: Effective November 17, 2015

Funds

Guggenheim Alpha Opportunity Fund
Guggenheim Capital Stewardship Fund
Guggenheim Diversified Income Fund
Guggenheim Floating Rate Strategies Fund
Guggenheim High Yield Fund
Guggenheim Investment Grade Bond Fund
Guggenheim Large Cap Value Fund
Guggenheim Limited Duration Fund
Guggenheim Macro Opportunities Fund
Guggenheim Market Neutral Real Estate Fund
Guggenheim Mid Cap Value Fund
Guggenheim Mid Cap Value Institutional Fund
Guggenheim Multi-Asset Fund1
Guggenheim Municipal Income Fund
Guggenheim Risk Managed Real Estate Fund
Guggenheim Small Cap Value Fund
Guggenheim StylePlus-Large Core Fund
Guggenheim StylePlus-Mid Growth Fund
Guggenheim Total Return Bond Fund
Guggenheim World Equity Income Fund

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[1]	This Amendment, as it relates to the Guggenheim Market Neutral Real Estate Fund and the Guggenheim Multi-Asset Fund, is effective upon commencement of the respective Fund’s operations.

SCHEDULE B

TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT
BETWEEN RYDEX FUND SERVICES, LLC
AND GUGGENHEIM FUNDS TRUST

Date: Effective November 17, 2015

Fund Accounting and Administration Fees

The Trust agrees to pay RFS the following fees:

1.	Accounting and Administrative Fees:

(i)
0.095% (9.5 basis points) for each of Guggenheim Alpha Opportunity Fund, Guggenheim Capital Stewardship Fund, Guggenheim Diversified Income Fund, Guggenheim Floating Rate Strategies Fund, Guggenheim High Yield Fund, Guggenheim Investment Grade Bond Fund, Guggenheim Large Cap Value Fund, Guggenheim Limited Duration Fund, Guggenheim Macro Opportunities Fund, Guggenheim Market Neutral Real Estate Fund,     This Amendment, as it relates to the Guggenheim Market Neutral Real Estate Fund and the Guggenheim Multi-Asset Fund, is effective upon commencement of the respective Fund’s operations. Guggenheim Mid Cap Value Fund, Guggenheim Mid Cap Value Institutional Fund, Guggenheim Multi-Asset Fund,[2] Guggenheim Municipal Income Fund, Guggenheim Small Cap Value Fund, Guggenheim StylePlus-Large Core Fund, Guggenheim StylePlus-Mid Growth Fund, Guggenheim Total Return Bond Fund and Guggenheim Risk Managed Real Estate Fund (based on average daily net asset values) or $25,000 per Fund per year, whichever is greater.

(ii)	0.15% (15 basis points) for Guggenheim World Equity Income Fund (based on average daily net asset values) or $60,000 per Fund per year, whichever is greater.

2.	Out of Pocket Expenses: RFS is entitled to reasonable out-of-pocket expenses in providing fund accounting services hereunder, including without limitation the following:

(i)	All freight and other delivery and bonding charges incurred by RFS in delivering materials to and from the Trust or other service providers of the Trust;

(ii)
All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by RFS in communication with the Trust, the Fund’s investment advisor or custodian, dealers or others as required for RFS to perform the services to be provided hereunder;

(iii)	The cost of microfilm or microfiche or electronic archiving of records or other materials;

(iv)	All systems-related expenses associated with the provision of special reports and services pursuant to Section 1(c) herein;
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[2]	This Amendment, as it relates to the Guggenheim Market Neutral Real Estate Fund and the Guggenheim Multi-Asset Fund, is effective upon commencement of the respective Fund’s operations.

(v)	Any additional expenses reasonably incurred by RFS in the performance of its duties and obligations under this Agreement.

In addition, RFS shall be entitled to receive the following amounts:

(i)	Systems development fees billed at an hourly rate of $150 per hour, as approved by the Trust;

(ii)	Ad hoc reporting fees billed at an agreed upon rate; and

(iii)
Charges for the pricing information obtained from third party vendors for use in pricing the securities of each Fund’s portfolio pursuant to Section 1(b)(ii) of this Agreement, which shall not exceed the amounts that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

[additions noted in bold]